Exhibit 99

Velocity Financial, Inc. Reports Fourth Quarter and Full-Year 2021 Results

Fourth Quarter Highlights:

  Net Income of $8.4 million and diluted earnings per share (EPS) of $0.24, an increase from $8.0 million and $0.23 per share, respectively, for 3Q21
  Core net income(1) of $10.1 million and core diluted EPS(1) of $0.29, an increase from $8.0 million and $0.23 per share, respectively, for 3Q21
  Loan production volume of $497.8 million in unpaid principal balance (UPB), a new quarterly record and an increase of 46.1% from 3Q21
  Loans held for investment (HFI) UPB of $2.50 billion as of December 31, 2021, an increase of 10.1% from September 30, 2021
  Nonaccrual loans as a percentage of HFI loans was 10.9% as of December 31, 2021, down from 12.7% as of September 30, 2021
  Resolutions of nonperforming loans (NPL) totaled $44.1 million in UPB, realizing 104.0% of UPB resolved
  Portfolio net interest margin (NIM) of 4.27%, down from 4.97% in 3Q21. Includes $1.5 million of deferred deal costs written-off along with the collapse of three higher-cost VCC securitizations during the quarter.
  Completed the conversion of all 45,000 outstanding shares of the Company’s Series A Convertible Preferred Stock into 11,688,310 shares of Velocity common stock
  ‒ Reclassed $90 million from mezzanine equity to permanent equity
  Acquired a majority stake in Century Health & Housing Capital, LLC (“Century”) for $12.8 million in cash
  Completed two new securitizations of Velocity’s business purpose loans:
  ‒ VCC 2021-3, totaling $204.2 million in UPB.
  ‒ VCC 2021-4, totaling $319.1 million in UPB, comprised of $233.1 million of recently originated investor real estate loans and $86.0 million of loans that were previously included in our VCC 2014-1, VCC 2016-2 and VCC 2017-1 securitizations, which were concurrently collapsed and will reduce our portfolio interest expense.
  Book value per common share of $10.84 as of December 31, 2021, a decrease from $12.05 per share as of September 30, 2021, driven by the increase in common shares outstanding resulting from the preferred stock conversion

Full-Year Highlights:

  Loan production in 2021 totaled $1.3 billion in UPB, an increase from $435.0 million in UPB in 2020
  Charge-offs in 2021 totaled $1.3 million, a 19.3% decrease from $1.6 million 2020
  Net income totaled $29.2 million in 2021, a 64.4% increase from $17.8 million in 2020
  Diluted EPS of $0.86 per share in 2021 compared to $(1.55) loss per diluted share in 2020
  Core net income(1) totaled $33.3 million, a 46.6% increase from $22.7 million in 2020
  Core diluted EPS of $0.98 per share in 2021 compared to $1.13 per diluted share in 2020

WESTLAKE VILLAGE, Calif--(BUSINESS WIRE)--March 10, 2022--Velocity Financial, Inc. (NYSE: VEL) (Velocity or the Company) reported net income of $8.4 million and core net income of $10.1 million for 4Q21, compared to net income and core income of $8.0 million in 3Q21. Earnings and core earnings per diluted share were $0.24 and $0.29, respectively, in 4Q21, compared to $0.23, respectively, in 3Q21.

“We delivered outstanding fourth quarter and full-year 2021 results that reflect strong operational execution from our production operations and investments in technology-driven efficiency gains,” said Chris Farrar, President and CEO. “Across the organization, our dedicated and hard-working team has done an outstanding job addressing the strong demand we’ve seen, evidenced by a new quarterly production record in 4Q21 and the impressive growth in our HFI loan portfolio in 2021. These results drove improved operating leverage as we effectively managed costs and increased core net income by 47% over the prior year.”

“We are optimistic that the strong momentum we developed in 2021 positions us well for 2022. The acquisition of Century Health and Housing Capital will allow us to access new markets and diversify our product offerings. We continue to seek opportunities to further optimize funding costs and diversify revenue streams to position the company for sustainable growth and strong returns across the business cycle.”

Fourth Quarter Operating Results

KEY PERFORMANCE INDICATORS
($ in thousands)	4Q 2021	3Q 2021	$ Variance	% Variance
Pretax income	$ 11,377	$ 10,927	$ 450	4.1%
Net income	$ 8,353	$ 8,022	$ 331	4.1%
Diluted earnings per share	$ 0.24	$ 0.23	$ 0.01	4.0%
Core net income(a)	$ 10,081	$ 8,022	$ 2,059	25.7%
Core diluted earnings per share(a)	$ 0.29	$ 0.23	$ 0.06	25.5%
Pretax return on equity(b)	13.77%	18.23%	n.a.	(24.5)%
Net interest margin - portfolio	4.27%	4.97%	n.a.	(14.0)%
Net interest margin - total company	3.63%	4.13%	n.a.	(12.1)%
Average common equity	$ 330,409	$ 239,790	$ 90,619	37.8%
(a) Core income is a non-GAAP measure. Please see the reconciliation to GAAP net income at the end of this release.
(b) 4Q21 pretax ROE reflects the conversion of Velocity’s preferred equity into common equity during the quarter.

Discussion of results:

  Higher net income in 4Q21 reflects strong growth in our HFI loan portfolio driven by record production volume in the second half of 2021, in addition to our special servicing team’s effective loan resolution activities that have resulted in many borrowers returning to performing status
  Core net income(1) was $10.1 million in 4Q21, a 25.7% quarter-over-quarter increase from the prior quarter. Core net income reflects after-tax adjustments of $1.1 million related to the write-off of unamortized deal costs resulting from the collapse of three VCC securitizations, and $0.6 million of deal costs associated with the Century acquisition

‒ Management uses Core Net Income(1) as a measure of normal, recurring operational performance

  Portfolio NIMin 4Q21 was 4.27%, a 70 bps decrease from 3Q21. The decrease was driven by the collapse of three higher-cost VCC securitizations and a lower weighted average rate on loans originated in 4Q21

‒ The portfolio weighted average coupon as of the end of 4Q21 was 7.88%, compared to 8.11% as of the end of 3Q21

  The pretax return on equity was 13.8% in 4Q21, down from 18.2% in 3Q21. The decrease resulted from the conversion of Velocity’s preferred equity into common equity in early October.

TOTAL LOAN PORTFOLIO
($ of UPB in millions)	4Q 2021	3Q 2021	$ Variance	% Variance
Held for Investment
Investor 1-4 Rental	$ 1,225	$ 1,150	$ 75	6.5%
Mixed Use	331	302	28	9.3%
Multi-Family	228	203	25	12.5%
Retail	234	197	37	18.8%
Warehouse	173	151	22	14.6%
All Other	309	268	41	15.4%
Total	$ 2,500	$ 2,271	$ 229	10.1%
Held for Sale
Investor 1-4 Rental	$ 87	$ -	$ 87	n.m.
Total Managed Loan Portfolio UPB	$ 2,587	$ 2,271	$ 316	13.9%
Key loan portfolio metrics:
Total loan count	6,964	6,430
Weighted average loan to value	67.7%	67.2%
Weighted average total portfolio yield	8.21%	8.77%
Weighted average portfolio debt cost (a)	4.58%	4.48%
(a) 4Q21 weighted average portfolio debt cost includes for one-time costs totaling $1.5 million related to the collapse of three VCC securitizations.
Adjusted for these costs, the 4Q21 weighted average cost of funds was 4.29%.
n.m. - non meaningful

Discussion of results:

  Velocity’s total loan portfolio was $2.6 billion in UPB as of December 31, 2021, an increase of 13.9% from $2.3 billion in UPB as of September 30, 2021

‒ Portfolio growth was driven by another quarter of record-setting production volume, partially offset by a 15.3% quarter-over-quarter increase in loan payoffs

  The weighted average loan-to-value of the portfolio was 67.7% as of December 31, 2021, consistent with 67.2% as of September 30, 2021
  The weighted average total portfolio yield was 8.21% in 4Q21, a decrease of 56 bps from 3Q21, driven by lower rates on recent production and a decrease in default income as the population of nonperforming loans continued to decrease
  Portfolio related debt cost in 4Q21 was 4.58%, an increase of 10 bps from 3Q21 driven by the one-time write-off of unamortized deal costs resulting from the collapse of VCC securitizations

LOAN PRODUCTION VOLUMES
($ in millions)	4Q 2021	3Q 2021	$ Variance	% Variance
Investor 1-4 Rental	$ 267.2	$ 184.2	$ 83.0	45.0%
Traditional Commercial	$ 203.4	$ 131.0	$ 72.4	55.3%
Short-term loans	$ 27.2	$ 25.4	$ 1.8	7.1%
Total loan production	$ 497.8	$ 340.7	$ 157	46.1%

Discussion of results:

  Loan production in 4Q21 totaled $497.8 million in UPB, a new quarterly production record and a 46.1% increase from $340.7 million in UPB in 3Q21, driven by continued strong demand and targeted strategies to grow broker relationships

‒ Investor 1-4 Rental production was up $83.0 million in UPB from 3Q21, a 45.0% quarter-over-quarter increase from 3Q21

‒ Traditional Commercial production was up $72.4 million in UPB from 3Q21, a 55.3% quarter-over-quarter increase from 3Q21

  Loan origination volume for the two months ended February 28, 2022, totaled $358.8 million in UPB, 51.5% of which was Investor 1-4 Rental loans, 47.1% Traditional Commercial and 1.5% Short-term loans
HFI PORTFOLIO CREDIT PERFORMANCE INDICATORS
($ in thousands)	4Q 2021	3Q 2021	$ Variance	% Variance
Nonperforming loans(a)	$ 273,099	$ 288,436	$ (15,337)	(5.3)%
Nonperforming loans % total HFI Loans	10.9%	12.7%	n.a.	(14.0)%
Total Charge Offs	$ 142.71	$ 162.08	$ (19)	(11.9)%
Charge-offs as a % of Avg. Loans HFI(b)	0.024%	0.030%	n.a.	(20.7)%
Loan Loss Reserve	$ 4,262	$ 4,028	$ 234	5.8%
(a) Nonperforming/Nonaccrual loans include loans 90+ days past due, loans in foreclosure, bankruptcy and on nonaccrual.
(b) Annualized

Discussion of results:

  Nonperforming loans totaled $273.1 million in UPB as of December 31, 2021, or 10.9% of loans HFI, compared to $288.4 million and 12.7%, respectively, as of September 30, 2021

‒ Credit performance improvements resulted in NPL loans 90+ days past due (not in foreclosure) decreasing by $12.6 million in UPB, or 26.0% from September 30, 2021, and NPL loans less than 90 days past due decreasing by $3.7 million in UPB, or 15.8%.

  Charge-offs in 4Q21 totaled $142.7 thousand compared to $162.1 thousand in 3Q21

‒ Lower charge-offs in 4Q21 reflect improved loan performance and strong property price appreciation. Charge-offs levels in 4Q21 were well below the trailing eight quarter average of $361.4 thousand per quarter

  The loan loss reserve totaled $4.3 million as of December 31, 2021, a 5.8% increase from $4.0 million as of September 30, 2021, driven primarily by portfolio growth
  Capitalized interest recovered on COVID forbearance loans granted a deferral totaled $2.4 million since inception of the program in April 2020, with a remaining balance of $7.7 million as of December 31, 2021. None of the capitalized interest has been forgiven
NET REVENUES
($ in thousands)	4Q 2021	3Q 2021	$ Variance	% Variance
Interest income	$ 49,360	$ 46,923	$ 2,437	5.2%
Interest expense - portfolio related(a)	(23,666)	(20,321)	(3,345)	16.5%
Interest expense - corporate debt	(4,462)	(4,488)	26	(0.6)%
Net Interest Income	$ 21,232	$ 22,114	$ (882)	(4.0)%
Loan loss provision	(377)	(228)	(149)	65.4%
Gain on disposition of loans	2,357	306	2,051	670.3%
Other operating income (expense)	260	33	227	687.9%
Total Net Revenues	$ 23,472	$ 22,225	$ 1,247	5.6%
(a) Includes $1.5 million of one-time costs related to the collapse of our higher-cost securitizations

Discussion of results:

  Total net interest income, including corporate debt interest expense, decreased by $0.9 million, or 4.0% from 3Q21, driven by higher portfolio-related interest expense due to one-time costs from the collapse of VCC securitizations

‒ Excluding these costs, portfolio net interest income was $27.2 million, a 2.1% increase from 3Q21

  Total net revenues increased by $1.25 million quarter-over-quarter, driven by strong interest income growth and gains of $2.1 million from the sale of loans totaling $34.3 million in UPB
OPERATING EXPENSES
($ in thousands)	4Q 2021	3Q 2021	$ Variance	% Variance
Compensation and employee benefits	$ 4,720	$ 4,738	$ (18)	-0.4%
Rent and occupancy	429	447	(18)	-4.0%
Loan servicing	2,480	2,014	466	23.1%
Professional fees	1,716	736	980	133.2%
Real estate owned, net	417	1,186	(769)	-64.8%
Other expenses	2,333	2,177	156	7.2%
Total operating expenses	$ 12,095	$ 11,298	$ 797	7.1%

Discussion of results:

  Operating expenses totaled $12.1 million in 4Q21, an increase of 7.1% from 3Q21, driven by legal fees from the Century acquisition and consulting services related to Sarbanes-Oxley (SOX) implementation
SECURITIZATIONS
	Securities	Balance at		Balance at
Trusts	Issued	12/31/2021	W.A. Rate	9/30/2021	W.A. Rate
2014-1 Trust	$ 161,076	$ -	-	$ 18,910	8.12%
2015-1 Trust	285,457	17,536	7.22%	21,161	7.57%
2016-1 Trust	319,809	36,401	8.22%	40,354	8.25%
2016-2 Trust	166,853	-	-	29,207	7.54%
2017-1 Trust	211,910	-	-	50,258	6.34%
2017-2 Trust	245,601	86,497	3.37%	94,486	3.45%
2018-1 Trust	176,816	62,375	4.04%	72,219	4.02%
2018-2 Trust	307,988	143,152	4.39%	156,587	4.34%
2019-1 Trust	235,580	132,306	4.02%	146,086	4.08%
2019-2 Trust	207,020	122,205	3.44%	130,198	3.44%
2019-3 Trust	154,419	95,521	3.26%	105,570	3.26%
2020-1 Trust	248,700	174,550	2.82%	186,400	2.86%
2020-2 Trust	96,352	80,676	4.45%	88,695	4.51%
2020-MC1 Trust	179,371	35,711	4.42%	57,111	4.51%
2021-1 Trust	251,301	236,190	1.73%	245,423	1.72%
2021-2 Trust	194,918	197,744	2.28%	203,743	1.77%
2021-3 Trust	204,205	202,793	2.45%
2021-4 Trust	319,116	315,489	3.11%
	$ 3,966,493	$ 1,939,146	3.20%	$ 1,646,408	3.55%

Discussion of results:

  The weighted average rate on Velocity’s outstanding securitizations decreased 25bps from 3Q21, primarily resulting from the issuance of the VCC 2021-3 and VCC 2021-4 securitizations with a combined balance of $518.3 million as of December 31, 2021, and total weighted average rate of 2.85%

‒ The VCC 2014 securitization included $86.0 million in UPB of loans that were previously included in our higher cost securitizations, VCC 2014-1, VCC 2016-2 and VCC 2017-1, which were concurrently collapsed, and drove the quarter-over-quarter decrease in the total weighted average securitization rate

  We are continuing to explore opportunities to further optimize our financing costs by refinancing other VCC securitizations with exercisable call rights

RESOLUTION ACTIVITIES
LONG-TERM LOANS

RESOLUTION ACTIVITY	FOURTH QUARTER 2021		THIRD QUARTER 2021
($ in thousands)	UPB $	Gain / (Loss) $	UPB $	Gain / (Loss) $
Paid in full	$ 11,464	$ 614	$ 13,353	$ 1,251
Paid current	12,209	290	7,722	79
REO sold(a)	1,770	121.0	4,680	31
Total resolutions	$ 25,443	$ 1,025	$ 25,755	$ 1,361
Resolutions as a % of nonperforming UPB		104.0%		105.3%
(a) There was an REO property held since January 2019 that was sold during the quarter ended September 30, 2021, with a total lifetime loss of $1.7 million, all of which was recognized in prior periods.
SHORT-TERM AND FORBEARANCE LOANS

RESOLUTION ACTIVITY	FOURTH QUARTER 2021		THIRD QUARTER 2021
($ in thousands)	UPB $	Gain / (Loss) $	UPB $	Gain / (Loss) $
Paid in full	$ 12,567	$ 623	$ 8,960	$ 664
Paid current	5,837	67	25,141	29
REO sold	266	48	104	47
Total resolutions	$ 18,670	$ 738	$ 34,205	$ 740
Resolutions as a % of nonperforming UPB		104.0%		102.2%
Grand total resolutions	$ 44,113	$ 1,763	$ 59,960	$ 2,101
Grand total resolutions as a % of nonperforming UPB		104.0%		103.5%

Discussion of results:

  Resolution activities in 4Q21 totaled $44.1 million in UPB and realized net gains of $1.8 million, or 104.0% of UPB resolved
  The volume of loans resolved per quarter will vary due to a variety of factors but is expected to trend lower as portfolio performance continues to improve
  Long-term loan resolutions totaled $25.4 million in UPB and realized gains of $1.0 million

‒ Paid in full UPB resolved and the related gains decreased 14.1% and 50.9% quarter-over-quarter, respectively

‒ Paid current UPB resolved increased 58.1% quarter-over-quarter and gains increased 267%

‒ REO sold in 4Q21 had a carrying value of $1.8 million and realized gains of $0.12 million

  Short-term loan resolutions totaled $18.7 million in UPB and realized gains of $0.74 million

‒ Paid in full UPB resolved increased 40.3% and gains decreased 6.2% quarter-over-quarter

‒ Paid current UPB resolved decreased 76.8% quarter-over-quarter and gains increased 131%

‒ REO sold in 4Q21 had a carrying value of $266 thousand and realized gains of $48 thousand

Full-Year 2021 Operating Results

FULL-YEAR OPERATING RESULTS
($ in thousands)	FY 2021	FY2020	$ Variance	% Variance
Investor 1-4 Rental	$ 746	$ 201	$ 546	272.1%
Traditional Commercial	512	138	374	270.6%
Short-term loans	67	96	(29)	(30.1)%
Total Loan production	$ 1,326	$ 435	$ 891	204.8%

Net Interest Margin - Portfolio	4.54%	3.89%	n.a.	16.7%
Charge-offs as a % of Avg. Loans HFI	0.060%	0.083%	n.a.	(27.2)%
Total charge-offs	$ 1,291	$ 1,600	$ (309)	(19.3)%
Total Net Interest Income(a)	76,265	62,379	13,886	22.3%
Total Other Income	8,188	6,320	1,868	29.6%
Total Expenses	55,229	50,922	4,307	8.5%
Net Income	$ 29,224	$ 17,777	$ 11,447	64.4%
Less deemed dividends on preferred stock	-	48,955	n.a.	n.a.
Net loss allocated to shareholders	-	(31,178)	n.a.	n.a.
Diluted EPS	$ 0.86	$ (1.55)	n.a.	n.a.

Core Income(b)	$ 33,278	$ 22,701	$ 10,577	46.6%

Core Diluted EPS(b)	$ 0.98	$ 1.13	n.a.	(13.3)%
(a) After provision for loan losses.
(b) Core income is a non-GAAP measure. Please see the reconciliation to GAAP net income at the end of this release.

Discussion of results:

  Loan production in 2021 totaled $1.3 billion in UPB, a 204.8% increase from $435.0 million in UPB in 2020

‒ Driven by strong demand for financing and impacts to loan production activities in 2020 from the COVID-19 pandemic

  Net interest margin (NIM) was 4.54% in 2021, a 65 bps increase from 3.89% in 2020

‒ Resulting from strong HFI portfolio growth driven by record production volumes, the additional yield from elevated levels of NPL resolutions and significant improvement in securitized funding costs as market conditions normalized in 2021

  Charge-offs in 2021 totaled $1.3 million, a 19.3% decrease from $1.6 million in 2020

‒ As a percentage of average loans HFI, charge-offs were 0.060% in 2021, down from 0.083% in 2020. The decrease reflects improvement in the macroeconomic environment and effective loss mitigation strategies by Velocity’s special servicing team.

  Net income totaled 29.2 million in 2021, a 64.4% increase from 17.8 million in 2020

‒ Net interest income (after provision for loan losses) totaled $76.3 million, a 22.3% increase from $62.4 million in 2020, driven by 29.4% year-over-year HFI portfolio growth

‒ Other income totaled $8.2 million, a 29.6% increase from $6.3 million in 2020, driven by gains on the sale of loans

‒ Expenses totaled $55.2 million, an 8.5% increase from $50.9 million in 2020

  Core net income(1) totaled $33.3 million, a 46.6% increase from $22.7 million in 2020
  Core diluted EPS was $0.98 per share, a 13.3% decrease from $1.13 per share in 2020, driven by the issuance of 11.7 million shares of common stock as a result of the preferred stock conversion in 4Q21

______________________________________________________

(1) “Core” income is a non-GAAP measure that excludes non-recurring and unusual activities from GAAP net income.

Webcast Information

The conference call will be webcast live in listen-only mode and can be accessed through the Events and Presentations section of Velocity Financial’s Investor Relations website https://www.velfinance.com/events-and-presentations. To listen to the webcast, please go to Velocity’s website at least 15 minutes before the call to register, download, and install any needed software. An audio replay of the call will also be available on Velocity’s website following the completion of the conference call.

Conference Call Information

To participate by phone, please dial-in 15 minutes before the start time to allow for wait times to access the conference call. The live conference call will be accessible by dialing 1-833-316-0544 in the U.S. and Canada and 1-412-317-5725 for international callers. Callers should ask to join the Velocity Financial, Inc. earnings call.

A replay of the call will be available through midnight on March 31, 2022, and can be accessed by dialing 1-877-344-7529 in the U.S. and 855-669-9658 in Canada or

1-412-317-0088 internationally. The passcode for the replay is #7444168. The replay will also be available on the Investor Relations section of the Company's website under "Events and Presentations.”

About Velocity Financial, Inc.

Based in Westlake Village, California, Velocity is a vertically integrated real estate finance company that primarily originates and manages investor loans secured by 1-4-unit residential rental and small commercial properties. Velocity originates loans nationwide across an extensive network of independent mortgage brokers built and refined over 17 years.

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with United States generally accepted accounting principles (GAAP), the Company uses non-GAAP core net income and core diluted EPS, which are non-GAAP financial measures.

Non-GAAP core net income and non-GAAP core diluted EPS share are non-GAAP financial measures that represent our net income (loss) and net income (loss) per diluted share, adjusted to eliminate the effect of certain costs incurred from activities that are not normal recurring operating expenses, such as COVID-stressed charges and recoveries of loan loss provision, nonrecurring debt amortization, the impact of operational measures taken to address the COVID-19 pandemic and workforce reduction costs, and costs associated with acquisitions. To calculate non-GAAP core diluted EPS, we use the weighted-average number of shares of common stock outstanding that is used to calculate net income per diluted share under GAAP.

We have included non-GAAP core net income and non-GAAP core diluted EPS because they are key measures used by our management to evaluate our operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Accordingly, we believe that non-GAAP core net income and non-GAAP core diluted EPS provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. In addition, they provide useful measures for period-to-period comparisons of our business, as they remove the effect of certain items that we expect to be non-recurring.

These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

For more information on Core Income, please refer to the section of this press release below titled “Adjusted Financial Metric Reconciliation to GAAP Net Income” at the end of this press release.

Forward-Looking Statements

Some of the statements contained in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to anticipated results, expectations, projections, plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “goal,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions, and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement. While forward-looking statements reflect our good faith projections, assumptions, and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes, except as required by applicable law. Factors that could cause our results to differ materially include, but are not limited to, (1) the continued course and severity of the COVID-19 pandemic and its direct and indirect impacts, (2) general economic and real estate market conditions, (3) regulatory and/or legislative changes, (4) our customers' continued interest in loans and doing business with us, (5) market conditions and investor interest in our contemplated securitization and (6) changes in federal government fiscal and monetary policies.

Additional information relating to these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements can be found in the section titled ‘‘Risk Factors” in our Form 10-K filed with the SEC on May 10, 2021, as well as other cautionary statements we make in our current and periodic filings with the SEC. Such filings are available publicly on our Investor Relations web page at www.velfinance.com.

Velocity Financial, Inc. Consolidated Statements of Financial Condition

	Quarter Ended
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
	Unaudited	Unaudited	Unaudited	Unaudited	Audited
(In thousands)
Assets
Cash and cash equivalents	$ 35,965	$ 35,497	$ 27,741	$ 20,434	$ 13,273
Restricted cash	11,639	9,586	7,921	6,808	7,020
Loans held for sale, net	87,908	0	7,916	0	13,106
Loans held for investment, at fair value	1,359	1,360	1,370	1,364	1,539
Loans held for investment	2,494,204	2,265,922	2,057,046	1,983,435	1,924,489
Net deferred loan costs	33,360	29,775	26,707	25,070	23,600
Total loans, net	2,616,831	2,297,057	2,093,039	2,009,869	1,962,734
Accrued interest receivables	13,159	11,974	11,094	11,169	11,373
Receivables due from servicers	74,330	57,058	73,517	77,731	71,044
Other receivables	1,812	870	10,169	3,879	4,085
Real estate owned, net	17,557	17,905	20,046	14,487	15,767
Property and equipment, net	3,830	3,348	3,625	3,891	4,145
Deferred tax asset	16,604	17,026	13,196	9,246	6,654
Mortgage Servicing Rights	7,152	-	-	-	-
Goodwill	6,775	-	-	-	-
Other assets	6,824	6,843	7,257	7,325	6,779
Total Assets	$ 2,812,478	$ 2,457,164	$ 2,267,605	$ 2,164,839	$ 2,102,874

Liabilities and members' equity
Accounts payable and accrued expenses	$ 92,195	$ 79,360	$ 70,049	$ 65,003	$ 63,361
Secured financing, net	162,845	163,449	164,053	129,666	74,982
Securitizations, net	1,911,879	1,623,674	1,558,163	1,453,386	1,579,019
Warehouse & repurchase facilities	301,069	258,491	151,872	203,314	75,923
Total Liabilities	2,467,988	2,124,974	1,944,137	1,851,369	1,793,285

Mezzanine Equity
Series A Convertible preferred stock	-	90,000	90,000	90,000	90,000
Stockholders' Equity
Stockholders' equity	344,490	242,190	233,468	223,470	219,589
Total Liabilities and members' equity	$ 2,812,478	$ 2,457,164	$ 2,267,605	$ 2,164,839	$ 2,102,874

Book value per share	$ 10.84	$ 12.05	$ 11.62	$ 11.12	$ 10.93

Shares outstanding	31,787	20,098	20,087	20,087	20,087

Velocity Financial, Inc. Consolidated Statements of Income (Quarterly)

	Quarter Ended
($ in thousands)	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
	Unaudited	Unaudited	Unaudited	Unaudited	Unaudited
Revenues
Interest income	$ 49,360	$ 46,923	$ 44,978	$ 40,707	$ 41,556
Interest expense - portfolio related	23,666	20,321	20,566	20,832	21,442
Net interest income - portfolio related	25,694	26,602	24,412	19,875	20,114
Interest expense - corporate debt	4,462	4,488	4,309	7,350	1,900
Net interest income	21,232	22,114	20,103	12,525	18,214
Provision for loan losses	377	228	(1,000)	105	406
Net interest income after provision for loan losses	20,855	21,886	21,103	12,420	17,808
Other operating income (expense)	2,617	339	2,432	2,801	4,691
Total net revenues	23,472	22,225	23,535	15,221	22,499

Operating expenses
Compensation and employee benefits	4,720	4,738	4,546	5,186	4,135
Rent and occupancy	429	447	430	463	424
Loan servicing	2,480	2,014	1,922	1,867	1,977
Professional fees	1,716	736	795	533	1,415
Real estate owned, net	417	1,186	1,039	509	217
Other operating expenses	2,333	2,177	1,918	2,059	2,578
Total operating expenses	12,095	11,298	10,650	10,617	10,746
Income before income taxes	11,377	10,927	12,885	4,604	11,753
Income tax expense	3,024	2,905	3,432	1,208	2,177
Net income	$ 8,353	$ 8,022	$ 9,453	$ 3,396	$ 9,576
Less: Deemed dividends on preferred stock	-	-	-	-	-
Less: Undistributed earnings allocated to participating securities	362	3,030	$ 3,571	$ 1,281	n.a.
Net income (loss) allocated to common shareholders	$ 7,991	$ 4,992	$ 5,882	$ 2,115	$ 9,576

Basic earnings (loss) per share	$ 0.26	$ 0.25	$ 0.29	$ 0.11	$ 0.48

Diluted earnings (loss) per common share	$ 0.24	$ 0.23	$ 0.28	$ 0.10	$ 0.29

Basic weighted average common shares outstanding	30,897	20,090	20,087	20,087	20,087

Diluted weighted average common shares outstanding	34,257	34,212	33,960	33,407	32,793

Velocity Financial, Inc. Consolidated Statements of Income (Annual)

	Year Ended
($ in thousands)	12/31/2021	12/31/2020
	Audited	Audited
Revenues
Interest income	$ 181,968	$ 167,322
Interest expense - portfolio related	85,386	87,826
Net interest income - portfolio related	96,582	79,496
Interest expense - corporate debt	20,609	12,049
Net interest income	75,973	67,447
Provision for loan losses	(292)	5,068
Net interest income after provision for loan losses	76,265	62,379
Other operating income (expense)	8,188	6,320
Total net revenues	84,453	68,699

Operating expenses
Compensation and employee benefits	19,190	20,731
Rent and occupancy	1,769	1,743
Loan servicing	8,282	7,802
Professional fees	3,781	4,238
Real estate owned, net	3,150	2,656
Other operating expenses	8,488	8,400
Total operating expenses	44,660	45,570
Income before income taxes	39,793	23,129
Income tax expense	10,569	5,352
Net income	$ 29,224	$ 17,777
Less: Deemed dividends on preferred stock	-	$ 48,955
Less: Undistributed earnings allocated to participating securities	$ 8,589	-
Net income (loss) allocated to common shareholders	$ 20,635	$ (31,178)
Basic earnings (loss) per share	$ 0.90	$ (1.55)

Diluted earnings (loss) per common share	$ 0.86	$ (1.55)

Basic weighted average common shares outstanding	22,813	20,087

Diluted weighted average common shares outstanding	33,982	20,087

Velocity Financial, Inc. Net Interest Margin ‒ Portfolio Related and Total Company (Unaudited)
Quarterly:
	Quarter Ended December 31, 2021			Quarter Ended September 30, 2021			Quarter Ended December 31, 2020
		Interest	Average		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
($ in thousands)	Balance	Expense	Rate(1)	Balance	Expense	Rate(1)	Balance	Expense	Rate(1)
Loan portfolio:
Loans held for sale	$ 40,463			$ 2,284			$ 20,719
Loans held for investment	2,363,987			2,137,505			1,958,436
Total loans	$ 2,404,451	$ 49,360	8.21%	$ 2,139,789	$ 46,923	8.77%	$ 1,979,155	$ 41,557	8.40%

Debt:
Warehouse and repurchase facilities	$ 271,761	3,273	4.82%	$ 182,383	2,365	5.19%	$ 60,065	717	4.78%
Securitizations	1,796,543	20,392	4.54%	1,633,059	17,956	4.40%	1,666,180	20,726	4.98%
Total debt - portfolio related	2,068,304	23,665	4.58%	1,815,442	20,322	4.48%	1,726,245	21,443	4.98%
Corporate debt	171,926	4,463	10.38%	172,934	4,488	10.38%	78,000	1,900	9.74%
Total debt	$ 2,240,230	$ 28,128	5.02%	$ 1,988,376	$ 24,810	4.99%	$ 1,804,245	$ 23,343	5.18%

Net interest spread - portfolio related (2)			3.63%			4.29%			3.43%
Net interest margin - portfolio related			4.27%			4.97%			4.07%

Net interest spread - total company (3)			3.19%			3.78%			3.22%
Net interest margin - total company			3.53%			4.13%			3.68%
(1) Annualized.
(2) Net interest spread — portfolio related is the difference between the rate earned on our loan portfolio and the interest rates paid on our portfolio-related debt.
(3) Net interest spread — total company is the difference between the rate earned on our loan portfolio and the interest rates paid on our total debt.

Annual:
	Year Ended December 31, 2021			Year Ended December 31, 2020
		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /
($ in thousands)	Balance	Expense	Rate(1)	Balance	Expense	Rate(1)
Loan portfolio:
Loans held for sale	$ 15,794			$ 110,810
Loans held for investment	$ 2,110,054			1,932,855
Total loans	$ 2,125,847	$ 181,968	8.56%	$ 2,043,665	$ 167,322	8.19%

Debt:
Warehouse and repurchase facilities	$ 183,663	9,706	5.28%	$ 168,099	8,352	4.97%
Securitizations	1,630,385	75,680	4.64%	1,635,089	79,474	4.86%
Total debt - portfolio related	1,814,048	85,386	4.71%	1,803,189	87,826	4.87%
Corporate debt	154,890	20,609	13.31%	82,117	12,050	14.67%
Total debt	$ 1,968,938	$ 105,995	5.38%	$ 1,885,306	$ 99,876	5.30%

Net interest spread - portfolio related (2)			3.85%			3.32%
Net interest margin - portfolio related			4.54%			3.89%

Net interest spread - total company (3)			3.18%			2.89%
Net interest margin - total company			3.57%			3.30%
(1) Annualized.
(2) Net interest spread — portfolio related is the difference between the rate earned on our loan portfolio and the interest rates paid on our portfolio-related debt.
(3) Net interest spread — total company is the difference between the rate earned on our loan portfolio and the interest rates paid on our total debt.

Velocity Financial, Inc. Adjusted Financial Metric Reconciliation to GAAP Net Income (Unaudited)
Quarterly:

Core Income
Quarter Ended
($ in thousands)	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020

Net Income	$ 8,353	$ 8,022	$ 9,453	$ 3,396	$ 9,576
Deal cost write-off - collapsed securitizations	$ 1,104	-	-	-	-
One-time Century Health & Housing Capital deal costs	$ 624	-	-	-	-
Recovery of Loan Loss Provision	-	-	$ (1,000)	-	-
Nonrecurring debt amortization	-	-	-	3,326	-
COVID-19 Impact	-	-	-	-	-
Workforce reduction costs		-	-	-	-
Core Income	$ 10,081	$ 8,022	$ 8,453	$ 6,722	$ 9,576

Diluted weighted average common shares outstanding	$ 34,257	$ 34,212	$ 33,960	$ 33,407	$ 32,793
Core diluted earnings per share	$ 0.29	$ 0.23	$ 0.25	$ 0.20	$ 0.29

Annual:

Core Income
	Year Ended
($ in thousands)	12/31/2021	12/31/2020

Net Income	$ 29,224	$ 17,777
Deal cost write-off - collapsed securitizations	1,104	-
One-time Century Health & Housing Capital deal costs	624	-
Recovery of Loan Loss Provision	(1,000)	-
Nonrecurring debt amortization	3,326	2,610
COVID-19 Impact	-	1,882
Workforce reduction costs	-	432
Core Income	$ 33,278	$ 22,701

Diluted weighted average common shares outstanding	$ 33,982	$ 20,087
Core diluted earnings per share	$ 0.98	$ 1.13

Contacts

Investors and Media:
Chris Oltmann
(818) 532-3708